UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2002
_______________

Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5.         Other Items

On June 4, 2002, the Company issued a press release to advise that it knows of no material changes that would account for the recent decline in the trading price of the Company's shares.

Item 7.         Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated June 4, 2002
2.       Press Release of the Company dated June 10, 2002
3.       Press Release of the Company dated July 3, 2002
4.       Press Release of the Company dated July 9, 2002
5.       Press Release of the Company dated July 9, 2002
6.       Press Release of the Company dated July 10, 2002
7.       Press Release of the Company dated July 16, 2002
8.       Press Release of the Company dated July 23, 2002
9.       Press Release of the Company dated July 24, 2002

Item 9.         Regulation FD Disclosure

On June 10, 2002, the Company announced that its Computerized Arrest and Booking System had been purchased by another detachment of the RCMP in British Columbia.

On July 3, 2002, the Company announced that its partner, API Gaming, Inc., had completed the first installation of Imagis' ID-2000 facial recognition technology in a South Korean casino.

On July 9, 2002, the Company announced that it has entered into a private placement with OSI Systems, Inc. ("OSI"). at a price per share of US$1.50. Pursuant to the private placement, OSI will purchase 1,666,667 common shares and 291,667 warrants to purchase common shares of the Company exercisable over two years at an exercise price of US$1.50 per share.

Also on July 9, 2002, the Company announced the appointment of Messrs. Deepak Chopra and Treyton L. Thomas to the Board of the Company. At the same time, the Company announced the resignations of Messrs. Fred Clarke and Rory Godinho.

On July 10, 2002, the Company announced that its Computerized Arrest and Booking System had been purchased by another detachment of the RCMP in Alberta.

On July 16, 2002, the Company announced the appointment of Mr. Richard Katrusiak to its management team in the position of Vice President, Sales.

On July 23, 2002, the Company announced, that its ID-2000 facial recognition technology has been purchased by New Zealand Customs.

On July 24, 2002, the Company announced that it has signed an authorized reseller agreement with Datacard Group, a global leader in card issuance systems and secure identity solutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: July 29, 2002	By: /s/ Ross Wilmot

Ross Wilmot
Director

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued June 4, 2002
99.2	Press release issued June 10, 2002
99.3	Press release issued July 3, 2002
99.4	Press release issued July 9, 2002
99.5	Press release issued July 9, 2002
99.6	Press release issued July 10, 2002
99.7	Press release issued July 16, 2002
99.8	Press release issued July 23, 2002
99.9	Press release issued July 24, 2002